Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-141861 of AMREP Corporation on Form S-3 and in Registration Statement Nos. 333-213712 and 333-141344 of AMREP Corporation on Form S-8 of our report dated July 25, 2023, relating to the consolidated financial statements, which appears in this annual report on Form 10-K for the year ended April 30, 2023.

/s/ Baker Tilly US, LLP

Baker Tilly US, LLP
Philadelphia, Pennsylvania
July 25, 2023